BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 16, 2015 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $16.3 million, or $1.03 diluted earnings per share, for the first quarter of 2015 compared to net income of $14.7 million, or $0.94 diluted earnings per share, for the first quarter of 2014.

The Company's net interest income for the first quarter of 2015 increased to $45.6 million compared to $42.0 million for the first quarter of 2014, due to higher volume of earning assets. The net interest margin for the quarter was 3.07% compared to 2.98% a year ago, primarily due to loan volume and fair value adjustments resulting from an acquisition in the first quarter of 2014. The provision for loan losses for the first quarter of 2015 increased to $1.3 million compared to $1.2 million a year ago. Net charge-offs for the quarter were only 0.02% of average loans, compared to 0.01% for the first quarter of 2014. Noninterest income for the quarter totaled $25.3 million, compared to $23.6 million last year. The increase in revenues was primarily from a $1.7 million gain on an investment by Council Oak Investment Corporation, a wholly-owned subsidiary of BancFirst. Noninterest expense for the quarter totaled $44.9 million compared to $43.8 million last year, primarily due to annual salary increases. The Company's effective tax rate increased to 34.1% compared to 28.6% for the first quarter of 2014, due primarily to tax credits and the recognition of state deferred tax benefits in 2014.

At March 31, 2015, the Company's total assets were $6.6 billion, largely unchanged from December 31, 2014. Securities increased $25.3 million to a total of $550.1 million. Loans totaled $3.9 billion, with no material change from December 31, 2014. Deposits totaled $5.9 billion, virtually flat from December 31, 2014. The Company's total stockholders' equity was $621.7 million, an increase of $12.4 million, or 2.0%, over December 31, 2014.

Asset quality remained strong during the first quarter of 2015. Nonperforming and restructured assets were 0.62% of total assets at March 31, 2015 compared to 0.64% at December 31, 2014. The allowance to total loans was 1.08% compared to 1.06% at year-end 2014.

CEO David Rainbolt commented, "Aside from our investment gain, this quarter's results were largely as expected. We have seen some weakening in loan demand resulting from contraction in Oklahoma's energy industry. I suspect we will get a better read in the second quarter."

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

	BancFirst Corporation
	Summary Financial Information
	(Dollars in thousands, except per share and share data - Unaudited)

	2015	2014	2014	2014	2014
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$ 45,626	$ 47,319	$ 46,514	$ 45,489	$ 42,029
Provision for loan losses	1,334	1,840	(3,115)	3,129	1,218
Non-interest income:
Trust revenue	2,342	2,334	2,380	2,315	2,151
Service charges on deposits	13,352	14,345	14,226	14,360	13,458
Securities transactions	1,729	822	284	85	450
Income from sales of loans	440	426	569	467	351
Insurance commissions	4,068	3,262	4,152	3,262	3,966
Cash management	1,819	1,683	1,770	1,703	1,585
Other	1,546	1,430	1,557	1,419	1,601
Total noninterest income	25,296	24,302	24,938	23,611	23,562

Non-interest expense:
Salaries and employee benefits	27,513	27,071	28,153	27,478	25,938
Occupancy and fixed assets expense, net	2,835	3,117	2,920	2,784	2,789
Depreciation	2,464	2,439	2,432	2,375	2,349
Amortization of intangible assets	444	444	444	458	408
Data processing services	1,117	1,151	1,183	1,185	1,170
Net expense from other real estate owned	314	194	173	(406)	550
Marketing and business promotion	1,679	2,218	1,429	1,661	1,716
Deposit insurance	826	835	810	873	773
Other	7,731	9,417	9,398	9,449	8,143
Total noninterest expense	44,923	46,886	46,942	45,857	43,836
Income before income taxes	24,665	22,895	27,625	20,114	20,537
Income tax expense	8,406	7,146	8,832	5,426	5,880
Net income	$ 16,259	$ 15,749	$ 18,793	$ 14,688	$ 14,657
Per Common Share Data:
Net income-basic	$ 1.05	$ 1.02	$ 1.22	$ 0.94	$ 0.96
Net income-diluted	1.03	0.99	1.19	0.92	0.94
Cash dividends declared	0.34	0.34	0.34	0.31	0.31
Common shares outstanding	15,512,545	15,504,513	15,449,546	15,398,603	15,363,728
Average common shares outstanding -
Basic	15,507,346	15,484,664	15,425,920	15,468,511	15,342,486
Diluted	15,838,548	15,846,810	15,795,843	15,832,180	15,660,921
Performance Ratios:
Return on average assets	1.01%	0.96%	1.17%	0.92%	0.96%
Return on average equity	10.65	10.31	12.63	10.20	10.51
Net interest margin	3.07	3.14	3.13	3.10	2.98
Efficiency ratio	63.34	65.46	65.70	66.36	66.83

	BancFirst Corporation
	Summary Financial Information
	(Dollars in thousands, except per share and share data - Unaudited)

	2015	2014	2014	2014	2014
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$ 6,570,120	$ 6,574,972	$ 6,406,575	$ 6,368,633	$ 6,375,041
Interest-bearing deposits with banks	1,699,265	1,710,350	1,652,939	1,622,810	1,737,559
Securities	550,125	524,783	535,586	570,429	587,018
Total loans	3,857,741	3,860,831	3,722,876	3,665,908	3,542,270
Allowance for loan losses	(41,556)	(40,889)	(39,467)	(43,297)	(39,924)
Deposits	5,883,801	5,904,704	5,740,449	5,721,593	5,737,850
Stockholders' equity	621,679	609,314	596,183	580,505	568,112
Book value per common share	40.08	39.30	38.59	37.70	36.98
Tangible book value per common share	36.52	35.71	34.96	34.03	33.29
Balance Sheet Ratios:
Average loans to deposits	65.85%	65.42%	64.27%	62.65%	62.46%
Average earning assets to total assets	92.97	92.82	92.87	92.68	92.46
Average stockholders' equity to average assets	9.51	9.35	9.25	9.04	9.10
Asset Quality Data:
Past due loans	$ 1,498	$ 1,135	$ 2,004	$ 1,789	$ 910
Nonaccrual loans	16,562	16,410	17,052	17,268	17,753
Restructured loans	16,131	16,515	17,125	20,615	17,468
Total nonperforming and restructured loans	34,191	34,060	36,181	39,672	36,131
Other real estate owned and repossessed assets	6,418	8,079	7,016	6,406	7,590
Total nonperforming and restructured assets	40,609	42,139	43,197	46,078	43,721
Nonperforming and restructured loans to total loans	0.89%	0.88%	0.96%	1.08%	1.02%
Nonperforming and restructured assets to total assets	0.62	0.64	0.67	0.72	0.69
Allowance to total loans	1.08	1.06	1.05	1.18	1.13
Allowance to nonperforming and restructured loans	121.54	120.05	109.08	109.14	110.50
Net charge-offs to average loans	0.02	0.01	0.02	(0.01)	0.01

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2015
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,840,833	$ 46,051	4.86%
Securities – taxable	486,430	1,399	1.17
Securities – tax exempt	39,005	378	3.93
Interest bearing deposits with banks	1,686,414	1,062	0.26
Total earning assets	6,052,682	48,890	3.28

Nonearning assets:
Cash and due from banks	181,937
Interest receivable and other assets	316,550
Allowance for loan losses	(40,879)
Total nonearning assets	457,608
Total assets	$ 6,510,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 723,908	$ 168	0.09%
Savings deposits	2,052,927	1,150	0.23
Time deposits	743,624	1,220	0.67
Short-term borrowings	3,033	1	0.14
Junior subordinated debentures	26,804	491	7.43
Total interest-bearing liabilities	3,550,296	3,030	0.35

Interest-free funds:
Noninterest bearing deposits	2,312,217
Interest payable and other liabilities	28,636
Stockholders' equity	619,141
Total interest free-funds	2,959,994
Total liabilities and stockholders' equity	$ 6,510,290
Net interest income		$ 45,860
Net interest spread			2.93%
Effect of interest free funds			0.14%
Net interest margin			3.07%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002.